UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 9, 2017

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01    Entry into a Material Definitive Agreement

On June 9, 2017, Southern Missouri Bancorp, Inc. (the “Company”) entered into an At the Market Issuance Sales Agreement (the “Sales Agreement”) with Keefe, Bruyette & Woods, Inc. A Stifel Company (the “distribution agent”).  Pursuant to the Sales Agreement, KBW will act as the Company’s distribution agent with respect to an at-the-market public offering (the "Offering"), at any time and from time to time, of the Company’s common stock, par value $0.01 per share (the “Shares”). The Company has authorized the sale, at its discretion, of Shares in an aggregate offering amount up to $25,000,000 under the Sales Agreement.

Sales of the Shares, if any, through the distribution agent will be made directly on the NASDAQ Global Market, on any other existing trading market for the Shares, to or through a market maker, or by any other method permitted by law, including negotiated transactions. Sales may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, and subject to such other terms as may be agreed upon at the time of sale.

The Shares will be sold and issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-202963), which was previously declared effective by the Securities and Exchange Commission, and the related prospectus and prospectus supplement.

The Company or the distribution agent, under certain circumstances and upon notice to the other, may suspend the sale of Shares under the Sales Agreement or terminate the Sales Agreement.  The Sales Agreement will automatically terminate when the sale of Shares reaches an aggregate offering amount equal to $25,000,000, or sooner if either the Company or the  distribution agent terminates the Sales Agreement.

The Company will pay the sales agent a commission equal to 2.5% of the gross proceeds from any sale of the Shares sold pursuant to the Sales Agreement.

The Sales Agreement contains certain customary representations, warranties and covenants between the parties.  These representations, warranties and covenants are not factual information to investors about the Company.  In addition, the Company has agreed to indemnify the distribution agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there be any offer, solicitation or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 8.01    Other Events

On June 9, 2017, the Company issued a press release (the "Press Release") announcing the commencement of the Offering.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  In addition, in connection with the Offering, the legal opinion of Silver, Freedman, Taff & Tiernan LLP with respect to the validity of the Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description

5.1	Opinion of Silver, Freedman, Taff & Tiernan LLP

10.1	At Market Issuance Sales Agreement dated as of June 9, 2017, by and among the Company and Keefe, Bruyette & Woods, Inc.

23.1	Consent of Silver, Freedman, Taff & Tiernan LLP (included in Exhibit 5.1)

99.1	Press Release dated June 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: June 9, 2017	By:	/s/ Greg A. Steffens
Greg A. Steffens
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Silver, Freedman, Taff & Tiernan LLP

10.1	At Market Issuance Sales Agreement dated as of June 9, 2017, by and among the Company and Keefe, Bruyette & Woods, Inc.

23.1	Consent of Silver, Freedman, Taff & Tiernan LLP (included in Exhibit 5.1)

99.1	Press Release dated June 9, 2017

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